Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
(Not To Be Used For Signature Guarantee)
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
EGL, INC.
Pursuant to its Offer to Purchase dated August 30, 2005
THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 28, 2005, UNLESS THE TENDER OFFER IS EXTENDED.
       As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for shares of common stock, $0.001 par value per share, including the associated preferred stock purchase rights, of EGL, Inc. (“EGL”) and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.
The Depositary for the Tender Offer is:
COMPUTERSHARE INVESTOR SERVICES, L.L.C.

By Registered, Certified Mail or First Class Mail: Computershare Trust Company 350 Indiana St., Suite 800 Golden, CO 80401	By Hand or Courier Delivery: Computershare Trust Company 350 Indiana St., Suite 800 Golden, CO 80401	By Facsimile Transmission (for eligible institutions only): (303) 262-0606
      Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to EGL, the Dealer Manager, the Information Agent or The Depository Trust Company (“DTC”) does not constitute valid delivery to the Depositary.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to EGL, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 30, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “tender offer”), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, par value $0.001 per share (such shares, together with all other outstanding shares of common stock of EGL, are herein referred to as the “shares”), of EGL, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
     Unless the context requires otherwise, all references to our shares shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of May 23, 2001, with Computershare Investor Services, L.L.C., as Rights Agent. All shares tendered and purchased will include such associated preferred stock purchase rights.
NUMBER OF SHARES BEING TENDERED HEREBY:                          SHARES
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5 of The Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having EGL purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by EGL pursuant to the tender offer. This action will result in receiving a price per share of as low as $22.50 or as high as $26.00.
— OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of The Letter of Transmittal)
          By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by EGL will be purchased at the purchase price. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $22.50	☐ $23.25	☐ $24.00	☐ $24.75	☐ $25.50
☐ $22.75	☐ $23.50	☐ $24.25	☐ $25.00	☐ $25.75
☐ $23.00	☐ $23.75	☐ $24.50	☐ $25.25	☐ $26.00

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)
          To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.
CONDITIONAL TENDER
(See Instruction 16 of the Letter of Transmittal)
          A tendering shareholder may condition his or her tender of shares upon EGL purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by EGL pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.
          If, because of proration, the minimum number of shares designated will not be purchased, EGL may accept conditional tenders by random lot, if necessary, as described in Section 6 of the Offer to Purchase. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

COMPLETE THE FOLLOWING
Name(s) of Record Holder(s):

(Please Print or Type)
Certificate Nos. (if available):

Address(es):

(Include Zip Code)
Daytime Area Code and Telephone No.:

Taxpayer Identification or Social Security Number:

If shares will be tendered by book-entry transfer, provide the following information:
Name of Tendering Institution:

DTC Account No.:

Transaction Code No.:

SIGN HERE
Signature(s):

Dated: ______________________________ , 2005

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three business days of this date.
      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)
Dated: ______________________________ , 2005
DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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